UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.     )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

☒	Definitive Additional Materials

Ameren Illinois Company

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

V66812-P28893 AMEREN ILLINOIS COMPANY 10 RICHARD MARK WAY COLLINSVILLE, IL 62234 You are receiving this communication because you hold securities in the company listed above. They have released informational materials that are now available for your review. This notice provides instructions on how to access AMEREN ILLINOIS COMPANY materials for informational purposes only. We are not asking you for a proxy and you are requested to not send us a proxy. You may view the materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper or e-mail copy (see reverse side). Important Notice Regarding the Availability of Materials See the reverse side for instructions on how to access materials. Meeting Information Meeting Type: Annual Meeting For holders as of: March 10, 2025 Date: May 8, 2025 Time: 10:00 a.m. CDT Location: The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/AEE2025 and be sure to have the information that is printed in the box marked by the arrow (located on the following page). Meeting live via the Internet - please visit www.virtualshareholdermeeting.com/AEE2025. XXXX XXXX XXXX XXXX

V66813-P28893 How to View Online: Visit: www.proxyvote.com, or scan the QR Barcode below. Have the information that is printed in the box marked by the arrow above. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow above in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Materials Available to VIEW or RECEIVE: SCAN TO VIEW MATERIALS w ANNUAL REPORT INFORMATION STATEMENT How to Access the Materials

V66814-P28893 THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY

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